Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

Nevada Gold & Casinos, Inc.,

a Nevada corporation

(As adopted June 14, 2019)

ARTICLE I

OFFICES AND CORPORATE SEAL

1.1           Registered Office.  The Corporation shall maintain a registered office in the State of Nevada located at such place as shall be determined from time to time by the Board of Directors.  The Corporation shall keep and maintain at its registered office a copy certified by the Secretary of State of the State of Nevada of its Articles of Incorporation and all amendments thereto and a copy certified by an officer of the Corporation of these Bylaws and all amendments thereto.  The Corporation shall also keep at its registered office a stock ledger or duplicate stock ledger, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectfully.  In lieu of the stock ledger, the Corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is kept.

1.2           Other Offices.  The Corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate from time to time or as the business of the Corporation may from time to time require.

1.3           Corporate Seal.  A corporate seal is not required on any instrument executed for the Corporation. If a corporate seal is used, it shall be a circle having on its circumference the words “Corporate Seal.”

1.4           Books and Records.  The Corporation's books and records shall be kept in a manner determined by the Board of Directors in its sole discretion to be most beneficial for the Corporation and in accordance with applicable Gaming Laws and the Act.  Such records as are required by applicable Gaming Laws to be maintained at locations other than the Corporation's registered office shall be maintained at those locations. Such records shall be open to the inspection and examination of the stockholders or their duly authorized representatives during reasonable business hours and upon reasonable advance notice at the sole cost and expense of the inspecting or examining stockholders so long as such information is not used for any reason other than communicating with other stockholders or enforcement of the rights of stockholders under these Bylaws.

ARTICLE II

DEFINITIONS

2.1           Definitions.  The following terms used in these Bylaws shall have the following meanings.

“Act” means Chapter 78 of the NRS as in effect on the date hereof and as it may be amended hereafter from time to time.

“Affiliate” shall mean a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. “Control,” “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Affiliated Companies” shall mean those partnerships, corporations, limited liability companies, trusts or other entities that are Affiliates of the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws.

“Affiliated Companies” means those companies directly or indirectly affiliated or under common ownership or control with the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in applicable Gaming Laws) that are registered or licensed under applicable Gaming Laws.

“Articles of Incorporation” means the articles of incorporation of the Corporation, filed with the Secretary of State of the State of Nevada, as the same may be amended, modified, or supplemented from time to time.

“Bylaws” means these Bylaws of the Corporation, as the same may be amended, modified, or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Corporation” means Nevada Gold & Casinos, Inc., a Nevada corporation.

“Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino, card room or other enterprise, including, without limitation, race books, sports pools, slot machines, gaming devices, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and associated equipment and supplies.

“Gaming Authorities” means any agency of any sovereign entity, state, county, city or other political subdivision which has, or may at any time after the date of these Bylaws have, jurisdiction over all or any portion of the Gaming Activities of the Corporation or any of the subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority.

2

“Gaming Jurisdiction” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

“Gaming Laws” shall mean all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder.

“Gaming License” means all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities.

“NRS” means the Nevada Revised Statutes as in effect on the date hereof and as amended from time to time.

“Own,” “Ownership,” or “Control,” (and derivatives thereof) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 promulgated by the United States Securities and Exchange Commission (as now or hereafter amended), or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of Shares, by agreement, contract, agency or other manner.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

“Redemption Date” shall mean the date specified in the Redemption Notice as the date on which the shares of the Shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation.

“Redemption Notice” shall mean that notice of redemption given by the Corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to Article VIII. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of the Shares to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

3

“Redemption Price” shall mean the price to be paid by the Corporation for the Shares to be redeemed pursuant to Article VIII, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the Board of Directors to be the fair value of the Shares to be redeemed; provided, however, that the price per Share represented by the Redemption Price shall in no event be in excess of the closing sales price per share of shares on the principal national securities exchange on which such shares are then listed on the trading date on the day before the Redemption Notice is deemed given by the Corporation to the Unsuitable Person or an Affiliate of an Unsuitable Person or, if such Shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the Nasdaq National Market or SmallCap Market or, if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Board of Directors determines. Any promissory note shall contain such terms and conditions as the Board of Directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any Affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any Affiliate of the Corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 2% per annum.

“SEC” means the Securities and Exchange Commission.

“Shares” means the issued and outstanding stock of the Corporation.

“Unsuitable Person” shall mean a Person who (i) is determined by a Gaming Authority to be unsuitable to Own or Control any Shares or unsuitable to be connected or affiliated with a Person engaged in Gaming Activities in a Gaming Jurisdiction, or (ii) causes the Corporation or any Affiliated Company to lose or to be threatened with the loss of any Gaming License, or (iii) in the sole discretion of the Board of Directors of the Corporation, is deemed likely to jeopardize the Corporation’s or any Affiliated Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming License.

ARTICLE III

STOCKHOLDERS

3.1           Stockholders' Meetings.  All meetings of stockholders shall be held at such places as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President, or Secretary of the Corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

3.2           Annual Meetings.

(a)          Annual meetings of the stockholders shall be held at such time and on such day as shall be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business properly brought before the meeting.  At the annual meeting, such business may be transacted and any corporate action may be taken as expressly provided by statute, the Articles of Incorporation, or as permitted by these Bylaws.

4

(b)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the Corporation's registered office not less than 60 days nor more than 90 days prior to the meeting.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.2(b). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 3.2(b); if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

3.3           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only upon the written request of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

3.4           Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock entitled to vote with respect to the subject matter of the action, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required.

3.5           Place of Meeting.  The Board of Directors shall fix the time and place of all meetings of stockholders.

3.6           Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 20 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the date on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5

3.7           Fixing a Record Date for Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

3.8           Notice of Meetings.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 20 nor more than 60 days before the date of the meeting either personally, by facsimile or other permitted electronic delivery, including “email” or by mail to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

3.9           Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare, and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.10         Quorum and Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Act or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

6

3.11        Majority Vote Required.  When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

3.12         Voting Rights.  At all meetings of stockholders, unless otherwise provided in the Articles of Incorporation or by the Act, each outstanding share of capital stock shall be entitled to one vote in person or by proxy on each matter submitted to a vote at a meeting of stockholders, but no proxy shall be voted or acted upon after six months from its date of creation, unless coupled with an interest, or unless the person executing it specified a length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution.

3.13         Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after six months from its date of creation, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designed by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

3.14         Waiver of Notice.  Attendance of a stockholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

3.15         Regulatory Approval.  No stock of the Corporation shall be issued unless in conformance with all Gaming Laws.

ARTICLE IV

DIRECTORS

4.1           General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the Act.

7

4.2           Number, Tenure and Qualifications.  Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the Corporation shall consist of at least one (1) individual who shall be elected at the annual meeting of the shareholders of the Corporation and who shall hold office for one (1) year or until his or her successor or successors are elected and qualify.  A director need not be a shareholder of the corporation nor a resident of the state of Nevada.

4.3           Annual Meetings.  The Board of Directors shall hold its annual meeting immediately following the annual meeting of stockholders at the place announced at the annual meeting of stockholders.  No notice is necessary to hold the annual meeting, provided a quorum is present.  If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

4.4           Regular Meetings.  The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

4.5           Special Meetings.  The President or chairman of the board may, and on written request of two directors shall, call special meetings of the Board of Directors on not less than one day notice to each director personally or by facsimile, telephone, or electronic mail, or on not less than five days' notice to each director by mail.

4.6           Telephonic Meetings.  Regular or special meetings of the Board of Directors may be held at any place within or without the State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

4.7           Quorum.  A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Act, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

4.8           Removal and Resignation.  Subject to Gaming Laws, no director may be removed from office (whether with or without cause) without the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors.  Any director may resign effective upon giving written notice thereof to the Board of Directors, unless the notice specifies a later time for effectiveness of such resignation.  A majority of the remaining directors, though less than a quorum, may appoint a successor to take office during the remainder of the term of office of the resigning director.

8

4.9           Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by the Act.  All appointments of directors to serve on the Board of Directors shall be subject to applicable Gaming Laws and Section 4.2 herein.

4.10         Committees.

(a)          The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b)          Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.  Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors at act at the meeting in place of any such absent or disqualified member.

4.11         Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

4.12         Action without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

9

ARTICLE V

OFFICERS

5.1           Designation of Titles.  The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a chairman of the board, one or more vice presidents (who may be designated as executive vice presidents or senior vice presidents), assistant secretaries and assistant treasurers and such other officers, assistant officers and agents, including, without limitation, one or more vice presidents who may perform managerial functions as may be specified by the Board of Directors but who are not officers of the corporation, as deemed necessary.  Any person may hold two or more offices.  All appointments of officers shall be subject to applicable Gaming Laws. If at any time an officer is found unsuitable by the Gaming Authorities, he or she shall automatically cease to be an officer of the Corporation, without further action by the Board of Directors and shall be replaced as soon as is practical by the Board.

5.2           Appointment and Tenure.  Officers shall hold office at the pleasure of the Board of Directors and shall exercise the powers and perform the duties determined from time to time by the Board of Directors until such officer's successor is duly elected and qualified or until such officer's death or resignation, or until he or she is removed in the manner hereinafter provided.

5.3           Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4           Compensation.  Compensation of the officers shall be approved from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation; provided, however, that compensation of the officers may be determined by a committee established for that purpose if so established by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

6.1           Indemnification.

(a)          The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS.  If the Nevada Revised Statutes are hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

(b)          Indemnification by the Corporation of directors, officers or other agents of the Corporation is hereby authorized by these Bylaws and the Articles of Incorporation and may be further authorized by resolution of the Board of Directors, to the fullest extent permitted under Nevada law at the time such indemnification is granted.

10

6.2           Third-Party Actions.  To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.3           Actions by or in the Right of the Corporation. To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.4           Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.2 or 6.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

11

6.5           Determination of Conduct. Any indemnification under Section 6.2 or 6.3 (unless ordered by a court or advanced pursuant to Section 10.6) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, or (d) by independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

6.6           Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 6.6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6.7           Indemnity Not Exclusive. The indemnification and advancement of expenses authorized herein or ordered by a court shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 6.3 or for the advancement of expenses made pursuant to Section 6.6, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

6.8           The Corporation. For purposes of this Article 6, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents.  Accordingly, any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 6 (including, without limitation, the provisions of Section 6.8) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

12

6.9           Repeal or Modification.  Any repeal or modification of the foregoing provisions of this Article 6 by the stockholders of the Corporation or of the indemnification provisions of these Bylaws or the Articles of Incorporation by the Board of Directors or the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective. A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or these Bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

6.10         Insurance.  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE VII

REPEAL, ALTERATION OR AMENDMENT

Subject to the provisions of Section 6.9, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by a vote of the majority of the Board of Directors.

ARTICLE VIII

COMPLIANCE WITH GAMING LAWS

8.1           Finding of Unsuitability.

(a)          The Shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to redemption by the Corporation, out of funds legally available therefor, by action of the Board of Directors, to the extent required by the Gaming Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the Board of Directors.  If a Gaming Authority requires the Corporation, or the Board of Directors deems it necessary or advisable, to redeem any such shares, the Corporation shall give a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase on the Redemption Date the number of Shares specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice.  From and after the Redemption Date, such Shares shall no longer be deemed to be outstanding, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such Shares and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. Such Unsuitable Person or its Affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the Redemption Notice.

13

(b)          If at any time, the Gaming Authorities make a determination that a shareholder is an Unsuitable Person, and the Corporation has not yet taken action by the Board of Directors to redeem such Unsuitable Person’s Shares, such Unsuitable Person shall notify the Corporation in writing within five (5) days after its receipt of the Gaming Authorities’ determination of unsuitability (or such shorter period as is directed by the Gaming Authorities or is mandated under Gaming Laws), and such notice shall include an offer of the Unsuitable Person’s Shares to be redeemed by the Corporation at the Redemption Price.  The Corporation shall purchase the Shares from the Unsuitable Person within ten (10) days after its receipt of written notice from the Unsuitable Person (or such shorter period as is directed by the Gaming Authorities or is mandated under Gaming Laws).

(c)          Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or the Board of Directors determines that a Person is an Unsuitable Person, and until the Shares Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Shares, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Shares, and such Shares shall not for any purposes be included in the capital stock of the Corporation entitled to vote, or (iii) to receive any remuneration in any form from the Corporation or any Affiliated Company for services rendered or otherwise.

8.2           Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ fees, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of Shares, the neglect, refusal or other failure to comply with the provisions of this Article 8, or failure to promptly divest itself of any Shares when required by the Gaming Laws or this Article 8.

8.3           Injunctive Relief. The Corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article 8 and each holder of the Shares of the Corporation shall be deemed to have acknowledged, by acquiring the Shares of the Corporation, that the failure to comply with this Article 8 will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article 8.

8.4           Non-exclusivity of Rights. The Corporation’s rights of redemption provided in this Section 8 shall not be exclusive of any other rights the Corporation may have or hereafter acquire under any agreement, provision of the bylaws or otherwise.

14

8.5           Further Actions. Nothing contained in this Article 8 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation or its Affiliated Companies from the denial or threatened denial or loss or threatened loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Board of Directors may conform any provisions of this Article 8 to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article 8 or the Articles of Incorporation of the Corporation (the “Articles”) for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article 8. The Board of Directors shall have exclusive authority and power to administer the terms of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article 8. All such actions which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation and all other Persons; provided, however, that the Board of Directors may delegate all or any portion of its duties and powers under this Article 8 to a committee of the Board of Directors as it deems necessary or advisable.

ARTICLE IX

RESTRICTION ON TRANSFER OF SHARES

9.1           Restrictions; Right of First Refusal. Except as specifically provided herein, no stockholder will voluntarily Transfer or otherwise dispose of all or any part of the stockholder’s Shares in the Corporation to any transferee (“Transferee”) without first notifying in writing the Corporation and/or the other Stockholders of the stockholder’s intent to transfer shares pursuant to this section and as provided herein.  A “Transfer” is any sale, pledge, encumbrance, gift, bequest, or other transfer of any shares of the Shares, whether or not for value and whether or not made to another party to this Agreement. The transferring stockholder (the “Transferring Shareholder”) will send to each officer and director of the Corporation a written notice of its intent to offer its shares and stating (1) the exact number of Shares to be offered, (2) the amount of the purchase price for said shares, and (3) the terms for the purchase.

(a)          Within fourteen (14) calendar days after receipt of the written notice by the Corporation, the Corporation may purchase the Shares of the Transferring Shareholder on the terms set forth in the offer by the Transferee.  The decision to purchase said shares by the Corporation will be determined by the Corporation’s Board of Directors. The Corporation’s right to purchase the shares is subject to the restrictions of Nevada law and other applicable governmental restrictions, if any, on the right of a corporation to purchase its own stock.

(b)          Within five (5) days of the Corporation’s failure to exercise its right to purchase Shares described in this Article 9, the Secretary of the Corporation will forward to all shareholders a copy of the Transferring Shareholder’s written notice together with a statement that the Corporation has elected not to exercise its right to purchase the Shares.  All shareholders will then have the right to purchase the Transferring Shareholder’s Shares in the Corporation at the price and on the terms specified in the Transferring Shareholder’s written notice.  In the event more than one shareholder wishes to purchase the Transferring Shareholder’s Shares, each shareholder will be allowed to purchase the Transferring Shareholder’s Shares on  a pro-rata basis.

15

(c)          Any shareholder desiring to acquire the Shares will deliver to the Secretary of the Corporation a written election to purchase the Shares or a specified portion of such Shares, within fourteen calendar (14) days of the date of the Corporation’s notice.  If the Corporation receives notice from shareholders electing to purchase in the aggregate more than the Transferring Shareholder’s Shares, each purchasing shareholder will have priority, up to the amount of the Shares specified in his or her notice, to purchase such proportion of the Shares as his or her Shares bears to the total Shares of the Corporation held by shareholders electing to purchase.

(d)          If any shareholder elects to purchase as specified above, the Secretary of the Corporation will notify each purchasing shareholder of the Transferring Shareholder’s Shares as to which his or her election was effective within seven calendar (7) days of the expiration of the option period provided to shareholders described herein.  Such shareholders will meet the terms and conditions of the purchase within twenty-one (21) days after receipt of the Secretary’s notification of the Transferring Shareholder’s Shares as to which such shareholder’s election was effective.

(e)          If the Corporation and the shareholders do not exercise the right to purchase as to all of the Shares of the Transferring Shareholder described in the written offer, the Transferring Shareholder may sell, transfer, assign, encumber, or otherwise dispose of the Shares to any third party for the same or higher price and on the exact terms specified in the notice.  However, if the Transferring Shareholder does not sell, transfer, assign, encumber, or otherwise dispose of the Shares to a third party on those terms within ninety calendar (90) days after the Corporation was notified of the intent to sell , the Transferring Shareholder must, before disposing of the Shares, re-offer the Shares to the Corporation and the shareholders in the manner as set forth in this Article 9.

(f)          No shareholder shall have the right to compel the sale of shares belonging to another shareholder without first offering for sale or transfer 100% of said initiating shareholder’s Shares and subsequently following all of the notice and rights of purchase provisions contained in Article 9 herein. Provided that the restrictions contained in this subsection are met and in the event that the Corporation and or shareholders elect not to purchase the initiating shareholder’s Shares on the terms specified in the notice then after thirty calendar (30) days following the date of the initiating shareholder’s notice to sell the initiating shareholder may offer all the Shares of the Corporation for sale to a third party at a price equal to or greater than the price offered to the Corporation and other shareholders. In said event the Corporation and all shareholders shall be obligated to sell their Shares and cooperate in the transfer of sales to a third party transferee.

(g)          Notwithstanding the provisions of Article 9(a) above, no shareholder will have the right voluntarily or involuntarily to sell, assign, pledge, mortgage, encumber or grant any security interest in or otherwise transfer all or any portion of any Shares, and no such purported transfer need be recognized by the Corporation, unless all of the following requirements are satisfied: (i) the transfer will not of itself cause the Corporation to be in default under any indebtedness of the Corporation; (ii) the transfer is in accordance with the terms and conditions of the these Bylaws, including compliance with any and all Gaming Laws and regulations, and the Transferee is not deemed an Unsuitable Person or an Affiliate of an Unsuitable Person by the Board of Directors; and (iii) the Transferring Shareholder will deliver to the Corporation at Corporation’s request an opinion in form and substance and from legal counsel reasonably acceptable to the Corporation stating that such transfer does not violate any federal or state securities law, and the Transferee will deliver such additional documents respecting the Transferee’s investor suitability and other legal or investment matters as the Corporation may reasonably require; and provided further that the Corporation will have no duty to participate in, cause or pay for any registration or qualification procedures under federal or state securities laws.

16

ARTICLE X

CERTIFICATES

10.1         Certificates.

(a)          Ownership in the Corporation shall be evidenced by certificates for shares of stock, when any such shares are fully paid up, in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation (if applicable) and shall be manually signed by the President and also by the Secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities.  Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon and a statement, if applicable, that the shares are assessable.  All certificates shall be consecutively numbered.  If provided by the shareholder, the name, address and federal tax identification number of the shareholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

(b)          All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefore.  However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the Treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

(c)          When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another corporation or the reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate thereof conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors.  The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

17

(d)          Each Share certificate issued by the Corporation shall have conspicuously endorsed on its face the following legend:

THE STOCK IS HELD SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IMPOSED BY THE BYLAWS AND ARTICLES OF INCORPORATION OF THE CORPORATION.  A COPY OF THE BYLAWS AND ARTICLES OF INCORPORATION IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE CORPORATION.

THE STOCK HAS NOT, NOR WILL BE, REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS.  THE STOCK MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED, OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION EXISTS.  THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR THE OWNER, WHICH OPINION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE CORPORATION.

THE PERCENTAGES OF OWNERSHIP OF THE CORPORATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THEY ARE OFFERED AND SOLD IN RELIANCE ON EXCEPTIONS FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND SUCH LAWS, AND PARTICULARLY REGULATION D [enacted by the Securities and Exchange Commission effective April 15, 1982, pertaining to certain offers and sales of securities without registration under the Securities Act of 1933.]

THE CORPORATION WILL NOT BE SUBJECT TO THE REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND WILL NOT FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2         Shares are a Security.  Each Share in the Corporation shall constitute and shall remain a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Nevada.  Notwithstanding any provision of these Bylaws to the contrary, to the extent that any provision of these Bylaws is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Nevada (the “UCC”), such provision of Article 8 of the UCC shall be controlling. This provision shall not be amended, and any purported amendment to this provision shall not take effect, until all outstanding Share Certificates have been surrendered for cancellation. Each Share Certificate prepared by the Corporation shall bear a legend to the effect that the Share is a security and is governed by Article 8 of the Nevada Uniform Commercial Code. Each Share Certificate shall bear such other legends as the Board, as applicable, determines to be necessary to comply with applicable securities laws or to preserve the enforceability of any agreement to which the Corporation may be a party.

18

ARTICLE XI

GENERAL PROVISIONS

11.1         Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation, if any.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

11.2         Checks, Drafts or Orders.  All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

11.3         Contracts.  In addition to the powers otherwise granted to officers pursuant to Article V hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

11.4         Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

11.5         Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

19

11.6         Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

11.7         Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Act or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

20

*     *     *     *

Certificate

I, Eric Persson, the duly elected, qualified and acting Secretary of Nevada Gold & Casinos, Inc., a Nevada corporation, do hereby certify that the above and foregoing are the Amended and Restated Bylaws of this Corporation adopted by the Board of Directors in that certain Resolutions of the Board of Directors of Nevada Gold & Casinos, Inc. on June 14, 2019.

In Witness Whereof, I have hereunto set my hand this 14 day of June, 2019.

/s/ Eric Persson
Eric Persson, Secretary

21